EXHIBIT 4.7

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR CEDE & CO., AS NOMINEE OF THE DEPOSITARY.  THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

5.000% Senior Note due 2023

REGISTERED	PRINCIPAL AMOUNT: $250,000,000
No. R-1

CUSIP: 76132F AA5 ISIN: US76132FAA57

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership (the “Company”), which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) on December 15, 2023 (the “Stated Maturity Date”) (unless redeemed on any date fixed for redemption (the “Redemption Date”) prior to the Stated Maturity Date in accordance with the terms of this Note and the Indenture) (each of the Stated Maturity Date and the Redemption Date is hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date) and to pay interest on the outstanding principal amount of this Note from and including December 9, 2013, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as applicable, semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2014 (each, an “Interest Payment Date”), and, if applicable, on the Maturity Date, at the rate of 5.000% per annum, until said principal amount is paid or duly provided for.  Interest on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Payment of Interest.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the June 1 or December 1, whether or not a Business Day, as the case may be, immediately preceding such Interest Payment Date (the “Regular Record Date”).  Any such interest not punctually paid or duly provided for on an Interest Payment Date (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Optional Redemption.  The provisions of Article Three of the Indenture, other than Sections 3.07 and 3.08 of the Indenture, shall apply to this Note, as supplemented or amended by the following paragraph.

The Company may, at its option, redeem the Notes, in whole at any time or in part from time to time, in each case prior to September 15, 2023 (three months prior to the Stated Maturity Date), for cash at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the Make Whole Amount (as defined below), plus, in each case, unpaid interest, if any, accrued to, but not including, the applicable Redemption Date.  In addition, at any time on or after September 15, 2023 (three months prior to the Stated Maturity Date), the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the applicable Redemption Date.  Notwithstanding the foregoing, the Company will pay any interest installment due on an Interest Payment Date that falls on or prior to the Redemption Date to the Holders of the Notes as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations obtained, or (2) if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Make Whole Amount” means, as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed that would be due after the applicable Redemption Date but for such redemption, discounted to the applicable Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.35%.

“Reference Treasury Dealer” means:  (i) J.P. Morgan Securities LLC, a Primary Treasury Dealer (as defined below) selected by U.S. Bancorp Investments, Inc. and a Primary Treasury Dealer selected by Wells Fargo Securities, LLC (or an affiliate of any of the foregoing that is a Primary Treasury Dealer); provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; and (ii) two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Company (and provided to the Trustee) by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third New York Business Day immediately preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Place of Payment.  The Company will make payment of principal of, and premium, if any, and interest on, this Note in immediately available funds at the Corporate Trust Office of the Trustee or such other office or agency as may be designated by the Company for such purpose in Minneapolis, MN, in U.S. dollars.

Time of Payment.  If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date, as the case may be, and no additional interest shall accrue on such payment as a result of payment on such next succeeding Business Day.

Withholding.  The Company shall be permitted to withhold from any payment of principal of, and premium, if any, and interest on, this Note, whether on an Interest Payment Date or at Maturity, any amounts that the Company is required to withhold by law.

General.  This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of December 9, 2013, among the Company, Retail Opportunity Investments Corp., as guarantor (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), as supplemented by a First Supplemental Indenture thereto, dated as of December 9, 2013 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Note is one of a duly authorized series of Securities designated as “5.000% Senior Notes due 2023” (collectively, the “Notes”), limited, except as specified below, in aggregate principal amount to TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000).  To the extent the terms of this Note conflict with the terms of the Indenture, the terms of this Note shall govern.

Further Issuance.  The Company may, from time to time, without notice to, or the consent of, the Holders of the Notes, create and issue additional Securities (“Additional Securities”) ranking equally and ratably with, and having the same interest rate, maturity and other terms as, the originally issued Notes (other than the issue date and, to the extent applicable, issue price, initial date of interest accrual and initial Interest Payment Date); provided, that such issuance complies with the covenants set forth in the Indenture.  Any such Additional Securities will be consolidated, and constitute a single series of Securities, with the originally issued Notes for all purposes under the Indenture; provided, however, that any such Additional Securities that have the same CUSIP, ISIN or other identifying number of any Notes then outstanding must be fungible with such Notes then outstanding for U.S. federal income tax purposes.

Events of Default.  If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal amount of the Notes may be declared, and in certain cases shall automatically become, due and payable in the manner and with the effect provided in the Indenture.

Sinking Fund.  The Notes are not subject to, or entitled to the benefits of, any sinking fund.

Satisfaction and Discharge.  The Indenture contains provisions where, upon the Company’s direction and satisfaction of certain conditions, the Indenture shall cease to be of further effect with respect to the Notes, subject to the survival of specified provisions of the Indenture.

Defeasance and Covenant Defeasance.  The Indenture contains provisions for defeasance of certain obligations of the Company under this Note and the Indenture and covenant defeasance of certain obligations of the Company under the Indenture.

Modification and Waivers; Obligations of the Company Absolute.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities.  Such amendment and modification may be effected under the Indenture as follows:  (ii) an amendment or supplement to the Indenture or the Securities may be effected with the written consent of the Holders of a majority in aggregate principal amount of the Securities of all series then outstanding; and (ii) a supplement with regard to a series of Securities, an amendment or supplement to a Supplemental Indenture relating to a series of Securities or an amendment of the Securities of a series may be effected with the written consent of the Holders of a majority in aggregate principal amount of the Securities of that series then outstanding.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series then outstanding, on behalf of the Holders of all Securities of such series then outstanding, to waive compliance by the Company with certain provisions of the Indenture.  Furthermore, provisions in the Indenture permit the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series to waive, on behalf of the Holders of all Outstanding Securities of such series, certain past defaults under the Indenture and their consequences.  Any such consent or waiver in respect of the Notes shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

The Company shall give the Trustee written notice of any modification of this Note that may be a material modification under Treasury Regulation Section 1.1471-2(b).   The Trustee shall assume that no material modification for purposes of Treasury Regulation Section 1.1471-2(b) has occurred regarding the Securities, unless the Trustee receives written notice of such modification from the Company.

Limitation on Suits.  As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to pursue any remedy with respect to the Indenture, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to pursue the remedy in respect of an Event of Default from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, as well as an offer of security or indemnity satisfactory to it, and no contrary direction has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding. Notwithstanding any other provision of the Indenture, each Holder of a Note will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on, such Note on the respective due dates therefor and to institute suit for the enforcement therefor, and this right shall not be impaired without the consent of such Holder.

Authorized Denominations.  The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Registration of Transfer or Exchange.  As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Registrar upon surrender of this Note for registration of transfer, at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may deem and treat the Person in whose name the Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

Guarantee.  Payment of this Note is fully and unconditionally guaranteed by the Guarantor pursuant to the Indenture.  The Guarantor may be released from its obligations under the Indenture and the Guarantee under the circumstances specified in the Indenture.

Defined Terms.  All terms used but not defined in this Note shall have the meanings assigned to them in the Indenture.

Governing Law.  The Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Sections 5-1401 and 5-1402.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture (including the Guarantee) or be valid or obligatory for any purpose.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the correctness or accuracy of such CUSIP number, or the ISIN number, printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by duly authorized signatories.

Dated:  December 9, 2013

RETAIL OPPORTUNITY INVESTMENTS
PARTNERSHIP, LP, as Issuer

By:	Retail Opportunity Investments GP, LLC, its general partner

By:  ______________________
Name:
Title:

By:  ______________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series described in the within-mentioned Indenture and Supplemental Indenture.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:  ______________________
Authorized Signatory

Dated:  December 9, 2013

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address,
including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

to transfer said Note on the books of the Trustee, with full power of substitution in the premises.

Dated:__________________                          ____________________________________________
NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

________________________________
Signature Guarantee

NOTATION OF GUARANTEE

For value received, the Guarantor has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture, among the Company, the Guarantor and the Trustee and subject to the provisions in the Indenture and the terms of the Notes, the due and punctual payment of the principal of, premium, if any, and interest on, the Notes and all other amounts due and payable under the Indenture and the Notes by the Company, when and as such principal of, premium, if any, and interest on, the Notes and other amounts shall become due and payable, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and the Indenture.  The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture and Article VI of the First Supplemental Indenture thereto establishing the terms of the Notes and reference is hereby made to the Indenture and the First Supplemental Indenture thereto for the precise terms of the Guarantee, including provisions for the release thereof.  Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for the purpose of such provisions.  The Guarantor hereby agrees that its Guarantee of the Notes set forth in Article Thirteen of the Indenture and Article VI of the First Supplemental Indenture shall remain in full force and effect notwithstanding any failure to endorse on any Note this notation of the Guarantee.

RETAIL OPPORTUNITY INVESTMENTS CORP.

By:  ______________________
Name:
Title: